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                                                                    Exhibit 10.8

                                 EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made this 13th day of June, 1996, by and between AccuMed International, Inc., a Delaware corporation (the "Employer"), and Norman J. Pressman (the "Executive").

                                      WITNESSETH

WHEREAS, Employer desires to employ Executive and Executive is willing to accept such employment, all upon the terms and conditions hereinafter set forth and those terms and conditions set forth in the Employer's Letter Offer to Executive which is superseded by the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT AND DUTIES. Employer hereby employs Executive and Executive accepts employment with Employer as President, Cytopathology Division and Corporate Senior Vice President, reporting to the Chairman/CEO of the employer, and Executive shall perform those duties as usual and customary as a Division President and Corporate Senior Vice President (i.e. to include but not be limited to Financial and Administrative duties). Executive shall perform such other or additional duties as shall be assigned to Executive from time to time by the Chairman/CEO consistent with his position.


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2.  COMPENSATION AND BENEFITS.  During the term of this Agreement, Employer shall pay Executive the following compensation:

    a. SALARY Executive shall receive an annual salary which shall be no less than $157,500.00 payable semi-monthly in accordance with Employer's regular payroll procedures. Executive shall also receive annual performance and compensation reviews which will be conducted by the Chairman/CEO and the Compensation Committee of the Board of Directors, or its designee.

    b. BONUS Executive shall be eligible to receive bonuses which shall be up to thirty percent (30%) of Executive's annual salary, based upon performance of mutually agreed upon goals/objectives. Two thirds (2/3) of said bonus shall be based on quarterly objectives and shall be paid quarterly. One third (1/3) of said bonus shall be based upon annual objectives and shall be paid annually. However, Executive's 1996 bonus shall be pro-rated. The bonus year shall be the calendar year. The Employer, at its sole and absolute discretion may pay Executive a bonus in excess of thirty percent (30%) of his annual salary.

    c. STOCK OPTIONS Pursuant to the terms of the Employer's stock option plan entitled "Alamar Biosciences, Inc. 1995 Stock Option Plan" (the "Plan") (a copy of which is attached hereto as Exhibit B), Executive has been granted an option to purchase 250,000 shares of the Employer's


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         Common Stock,  which option shall be exercisable in accordance with the following schedule:

              Exercise   Amount
              Date       ------
              --------

              7/5/96 -   50,000 shares
              7/5/97 -   50,000 shares
              7/5/98 -   50,000 shares
              7/5/99 -   50,000 shares
              7/5/00 -   50,000 shares

         The price of the first grant of 50,000 options, which is exercisable on the later of July 5, 1996 or the date Executive commences active employment, will be set at 75% of the Fair Market Value ("FMV" being the NASDAQ closing price of the stock) of a share of the Common Stock of the Employer on the date this Agreement is signed and may be exercisable at not less than the grant price. The price of the remaining 200,000 options will be set at 100% of the FMV on the later of July 5, 1996 or the date Executive commences active employment, and the exercise price shall be not more than the grant price.

    d. HIRING BONUS Employer shall grant Executive 25,000 shares of Employer's Common Stock at FMV on the date of the signing of this Agreement. Said shares shall be delivered no later than thirty (30) days after Executive commences active employment. Executive shall be prohibited from selling or assigning said Stock for a period of eighteen (18) months from the date of the grant. In the event of Executive's death, this restriction shall be lifted and the Executive's estate,


                                         -3-


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         trustee, or beneficiary entitled to such Stock by reason of his death shall be permitted to sell such Stock without restriction.

    e. INCENTIVE STOCK OPTION PLAN In each year of his employment, the Executive shall be eligible to earn a grant of incentive stock options, of up to 50,000 shares of the Employer's Common Stock, in accordance with the terms of the Plan and approval by the Chairman/CEO and Board of Directors, and based upon performance of mutually agreed upon goals and objectives.

    f. BENEFITS The Executive shall be eligible for such Employer benefits as exist for senior executives of Employer and subject to the terms and conditions of third party policies. Should Executive not be eligible to receive any of the Employer's benefits or should any carrier decline to cover Executive, Employer will use its best efforts to find a comparable replacement policy on an individual basis. Those benefits which exist on July 5, 1996 are as follows:

         (1) Medical Insurance with $15,000 Life/AD&D fully paid by Employer. Dependent medical insurance at the option of the employee


         (2) Excess Life and AD&D Benefit 1 1/2 times base salary (less $15,000) up to $150,000 cap, fully paid by the Employer


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         (3)  Short Term Disability $500/wk benefit for 26 weeks fully paid by
              Employer

         (4) Long Term Disability 60% of monthly salary ($6000/mo cap) to age 65/own occupation

         (5)  Dental Insurance - option available.  No Employer  contribution

         The Employer will reimburse the Executive for any COBRA expense incurred by Executive to maintain his health insurance during the waiting period before Executive is eligible to receive the Employer's medical insurance.

    g. EXPENSES Reimbursement of reasonable business expenses with submission of expense reports and receipts.

    h.   AUTO ALLOWANCE  $500/month plus reasonable maintenance expenses.

    i. LOAN The Employer shall loan Executive up to $85,200 without interest for the use by Executive to pay the tax liability which he will incur as a result of the Hiring Bonus. Said loan will be repaid by Executive in installments and in amounts as agreed between Executive and the Chairman/CEO. The Executive will provide reasonable security for said loan as required by the Employer. Should Executive terminate the Agreement for reasons other than due to a breach of this Agreement by the Employer, the loan shall become due and payable immediately.

    j. RELOCATION EXPENSES Other compensation shall be provided as set forth in Exhibit A, which is made a part hereof.


                                         -5-

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    k.   OTHER COMPENSATION  Nothing herein shall preclude Executive from receiving any additional compensation or from participating in the present or future life, major medical, hospitalization, profit sharing, pension or retirement, sickness or disability or other plan for the benefit of the employees of Employer. In each case, Executive will participate to the extent and in the manner approved or determined by the Board of Directors of the Employer.

3. EXTENT OF SERVICES. Executive shall devote his entire attention and energy to the business and affairs of the Employer on a full-time basis and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employer otherwise consents; but this shall not be construed as preventing employee from investing Executive's assets in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made, provided such investments do not conflict with the Company's interests or otherwise violate this Agreement.

4. TERM. The term of this Agreement shall be five years, commencing July 5, 1996, subject to the following:

    a. ILLNESS OR DISABILITY If Executive is absent from employment by reason of illness or other incapacity for more than 180 consecutive days, Employer may, after such 180 days but only if Executive has not returned to active
                                         -6-

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         employment with Employer, terminate Executive's employment by furnishing him with at least 30 days written notice of such intention to termination. Employer shall be obligated to pay Executive's salary to the date of termination , less that amount equal to the weekly Short Term Disability Benefit, which date shall be for all purposes of this Agreement, the date of termination of his employment.

    b. DEATH. If Executive shall die, thereupon his employment shall terminate, and Employer shall be only obligated to pay Executive's salary to the end of the month during which Executive dies.

    c. TERMINATION BY EMPLOYER. Upon written notice, Employer may terminate this Agreement at any time:

         (i) For Cause. As used herein, "Cause" is defined to mean (1) any act of fraud, misappropriation, embezzlement, or like act of dishonesty; (2) conviction of a felony; (3) other behavior which adversely reflects on the reputation of Employer such as substance abuse, public intoxication, etc.; or (4) material failure to perform the services and duties described herein, material violation of any other provisions set forth herein, or material breach of any fiduciary duty to Employer, if the material failure, violation, or breach unreasonably continues after written notice thereof is given to the Executive by the Employer and further provided

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              that Executive is given a fair and reasonable opportunity to cure.

              In the event of Cause, Employer shall pay Executive's salary up to the date of the delivery of notice of termination, which date shall be for all purposes of this Agreement, the date of termination of his employment.

         (ii) Without Cause. In the event the Employer elects to exercise its right, at its sole discretion, to terminate the Executive without cause, the Executive shall be given at least six (6) months notice in writing.

    d. TERMINATION BY EXECUTIVE Executive may terminate this Agreement for any reason after providing six (6) months written notice. If Employer is in breach of this Agreement, Executive may, in addition and without prejudice to any other remedies for a breach hereof, terminate this Agreement, after providing written notice to the Employer and providing Employer with a reasonable opportunity to cure. If the Employer thereafter fails to cure, all of Executive's further obligations hereunder shall terminate, except for the requirements of Sections 8 and 10 hereof.

5.  SEVERANCE.

    a. If Executive terminates this Agreement, pursuant to Section 4(d) hereof, for reasons other than if Employer is in breach of this Agreement as provided in Section

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         4(d) above, within eighteen months of its execution,  the stock granted as a hiring bonus shall be returned to the Employer by the Executive or the then-holder thereof without payment of any consideration for such Stock by the Employer.

    b. If Executive terminates this Agreement within eighteen months of its execution, except if Employer is in breach of this Agreement, as provided in Section 4(d) above housing and moving related expenditures incurred by Employer on Executive's behalf shall be reimbursed and returned by Executive to Employer.

    c. If Employer terminates this Agreement without Cause within sixty (60) months of its execution, in addition to the notice requirement provided in Section 4(c)(ii) above, Employer will pay Executive his then current annual salary for twelve (12) months, semi-monthly, in accordance with Employer's regular payroll procedures. If Employer terminates this Agreement, without Cause, after sixty (60) months of its execution, Employer will have no severance obligation.

6. VACATION. During the first, second and third calendar years of employment, Executive shall be entitled to four weeks of vacation with pay. During the fourth and fifth calendar years of continuous service and during each subsequent calendar year of continuous service thereafter, the Executive shall be entitled to six weeks vacation with pay. In the event that the full vacation is not taken by Executive within 60 days of

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    the end of any calendar year, no vacation time shall accrue for use in future years, without mutual agreement between the Executive and the Employer.

7. RESTRICTIVE COVENANT. Executive shall not in any manner engage in any business directly competitive with Employer, or solicit or attempt to solicit or employ any employee of the Employer, or induce or attempt to induce any employee, consultant or agent of the Employer to discontinue services for a period of one year from the date of the termination of this Agreement under the following circumstances:

    a. If this Agreement is terminated for "Cause" by the Employer, pursuant to Section 4(c)(i) above; or

    b. If this Agreement is terminated by Executive, pursuant to Section 4(d) above, for reasons other than a breach by Employer.

8. CONFIDENTIAL INFORMATION AND DISCOVERIES. Executive agrees that all information of a technical or business nature such as know-how, trade secrets, secret business information, plans, data, processes, techniques, customer information, inventions, discoveries, formulae, patterns, devices, etc. (the "Confidential Information"), acquired by Executive in the course of his employment under this Agreement, is a valuable business property right of the Employer. Executive agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of Employer without the express authorization of Employer, unless said individual is subject to the Employer's

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    non-disclosure agreement or other appropriate contractual arrangement.
    This disclosure restriction shall be limited to (a) disclosures for use in any market in which the Employer may then be doing business or may have taken any steps toward entering, and (b) for that period of time until the Confidential Information is generally available to the trade.

         Any and all improvements, inventions, discoveries, formulae or processes in any way related to Employer's business which Executive may conceive or make during his or her regular working hours or otherwise shall be the sole and exclusive property of the Employer and Executive will disclose the same to Employer and will, whenever requested by Employer to do so (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which Employer may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trademarks or other forms or protection, or in order to assign and convey or otherwise make available to Employer the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, formulae, processes, applications or patents. After the termination of this Agreement, Employer will compensate Employee for his time and effort to comply with the terms of this paragraph 7 and the Employee may not decline to comply with any reasonable request.

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         No provision in this Agreement is intended to require assignment of any of the Executive's rights in an invention if no equipment, supplies, facilities, or trade secret information of the Employer was used, and the invention was developed entirely on the Executive's own time; and the invention does not relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research or development; and does not result from any work performed by the Executive for the Employer.

9. ENFORCEMENT. Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character and that in the event of the breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, then Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach hereof, or to enforce the specific performance hereof by Executive or to enjoin Executive from performing acts prohibited above during the period herein covered, but nothing herein contained shall be construed to prevent such other remedy in the courts as Employer may elect to invoke.

10. RETURN OF DOCUMENTS. Upon the termination of this Agreement for any reason, Executive shall forthwith return and deliver to Employer and shall not retain any original or copies of any books, papers, price lists or customer contacts, bids or customer lists, files, books of account, notebooks and other

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    documents and data relating to the performance of services rendered by
    Executive hereunder, which were provided to or made available to Executive by Employer, all of which materials are hereby agreed to be the property of the Employer.

11. MISCELLANEOUS.

    a. NOTICES Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive or Employer at the address set forth below their signatures at the end of this Agreement or to such other address as they shall notify each other in writing.

    b. ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of Employer and its successors and assigns and Executive and his or her personal representatives, heirs, legatees and beneficiaries, but shall not be assignable by Executive.

    c. APPLICABLE LAW This Agreement shall be deemed to have been made in Illinois, regardless of the order in which the signatures of the parties shall be affixed hereto, and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the State of Illinois. As part of the consideration for the execution of this Agreement, it is hereby agreed that all actions or proceedings arising directly or indirectly from this Agreement shall be litigated only in the courts of the State of Illinois or United States


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         courts located therein, and all parties to this Agreement hereby consent to the jurisdiction of any local, state or federal court located within the State of Illinois.

    d. HEADINGS Sections headings and numbers herein are included for convenience of reference only and this Agreement is not to be construed with reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

    e. SEVERABILITY If for any reason any portion of this Agreement shall be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of the remainder hereof.

    f. ENTIRE AGREEMENT This Agreement, and its attachments, contains the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements between the parties. No officer, employee or representative of Employer has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof that is not contained herein, and the Employer represents and warrants he has not executed this Agreement in reliance upon any such representation or promise. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

    g. WAIVER OF BREACH The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


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    h.   COUNTERPARTS  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer and its corporate seal to be affixed hereunto and Executive has signed this Agreement all on the day and year first above written.





ACCUMED INTERNATIONAL, INC.                 Executive:




By /s/ Peter P. Gombrich                    By /s/ Norman J. Pressman
   -------------------------------             ---------------------------

Its Chairman & CEO
    ------------------------------

Address 920 N. Franklin #402                Address 119 Wildwood Road
        --------------------------                  ----------------------
        Chicago, IL 60610                           Stamford, CT 06903
        --------------------------                  ----------------------
                                                    6-13-96

SEAL



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                                      EXHIBIT A




TITLE:  President, Cytopathology Division
        Senior Vice President, AccuMed International, Inc.



OTHER CONSIDERATION


RELOCATION:

I. COVERAGE. This policy covers salaried personnel transferred at the request of the Company and excludes those executives who transfer at their own request or those whose rates of pay, rules and working conditions are regulated by a collective bargaining agreement.

II. DEFINITIONS.
    A. Family:

    Members of the executive's immediate family who will continue to live with the executive at the new location.

    B.   Travel and Related Expenses:
         - Airline fares for accommodations which are actually used and which conform with Company guidelines regarding air travel on Company business.
         - Fares for travel by railroad, bus, taxicabs or airport limousine and tips.
         - Auto rental charges, if necessary, locally for house hunting, or while the executive's car is in transit.
         -    Highway tolls and parking fees.
         - Mileage allowance for a personal car used for house hunting or for a personal car driven to the new location by the executive or members of the executive's family until the day after the furniture is delivered to the new location. Meals, lodging and tips.
         - Charges for care of children or other members of the executive's family.


    C.   Home:
         The executive's principal home with no more than five acres of land, be it single family dwelling or a condominium, excluding property held for investment or any secondary residence. At the new location similar provisions apply.


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    D.   Move:
         The provisions of this policy shall apply when the Company makes a permanent or indefinite change in the executive's regular or principal place of business. A temporary change in principal place of business would be governed by the Company's policy for reimbursement of traveling expenses.

III. MISCELLANEOUS RELOCATION ALLOWANCE To help defray those expenses connected with relocation which are not reimbursed under other sections of this policy, and to help compensate for the inconveniences which may result from moving, the Company will pay a miscellaneous relocation allowance. It will not be accountable. The miscellaneous relocation allowance will be one month's pay at the annual base rate the executive will receive immediately following the relocation, or $5,000.00, which-ever is less. This allowance will be paid thirty (30) days after permanent move has been completed.

IV. HOUSE HUNTING. The Company will reimburse for the travel and related expenses of the executive and spouse for two trips to and from the new location to find a new home. The executive will be reimbursed for related expenses for up to nine calendar days.

V.       DISPOSING OF PRESENT HOME

    A.   Lease Cancellation;

         If the executive is renting present living quarters, when required, the Company will reimburse for reasonable expenses of canceling a lease, said amount not to exceed an amount equal to three (3) months rent.

    B.   Sale of Home:

         Current home will be placed on the market upon immediately giving notice to current employer, but in any event no later than July 31, 1996. The executive may sell his/her present home directly or through a broker.

         1.   Regular Sale Directly or Through Broker

         If the executive arranges to sell his/her home directly or through a broker the Company will pay the selling broker's commission and other usual closing and transfer fees within thirty (30) days from the closing date.


    C. If, by December 1, 1996 the executive has used reasonable efforts, and has been unable to sell his home for at least the fair market value as determined by three independent appraisal (reference Section V., D.), the Company will commence to make monthly payments against


                                         -A2-

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         the mortgage on the home in the amount of Three Thousand and Six
         Hundred Dollars and No Cents ($3,600.00) for such period time as the Company determines, until the home is sold and the sale closed, or it may exercise its right to "buy out" the property at its fair market value (as determined by the average appraisal price referenced in Section V. D. Upon sale of the home to a third party or to the Company, the Company will be paid or credited in an amount equal to the mortgage principle reductions resulting from the $3,600.00 payments made by the Company.

    D.   Loss on Sale of Home

         To be eligible for an allowance under this provision, three appraisals through an independent certified appraisers must be obtained. Cost of the appraisals will be paid by the Company. Fair market value will be based upon an average of the three appraisals. If upon sale of the present home a loss is experienced, the Company will reimburse the executive. A loss will occur if the sale price of the home is less than the average of the three appraisals. The above notwithstanding, the Executive will not sell his home at a loss without prior approval of the Company.

         Upon sale of the home any loss resulting from personal neglect or other failure on the part of the executive to maintain such home properly will not qualify for reimbursement under this section of the policy.

         THIS PROTECTION AGAINST LOSS DOES NOT APPLY TO A MOBILE HOME.

VI. ACQUIRING A NEW HOME


    A.   Lease Acquisition:

         If the executive leases living quarters at their new location, the Company will pay the expenses, such as broker's fees, required to obtain a lease. Charges for advance rental, or security or cleaning deposits will not be reimbursed.

    B. In the event that by September 30, 1996 the Executive, using reasonable efforts, has been unable to sell his home, the company will arrange interim financing for the amount of the down payment necessary for the executive to purchase housing in the Chicago metropolitan area.

         Such financing will be secured by means of the Company lending the down payment to the Executive at the then lowest Applicable Federal Interest Rate, or by co-signing a note with the Executive. The property to be purchased


                                         -A3-
         will be collateral for said note. The executive will be responsible for the monthly payments (to include principle, interest, taxes and any other usual and customary charges) and all charges necessary to maintain the property.

     C.  Reimbursable Expenses:

         The Company will pay the following reasonable costs normally paid by the buyer in connection with the purchase of a new home:

         - Mortgage placement fees, with a maximum of one and one half (1 1/2) points.
         -    Appraisal fees required by lending institution.
         -    Title insurance and examination.
         -    Legal expenses, if required.
         -    Engineering or structural inspection reports.

VII. STORAGE OF HOUSEHOLD GOODS. The Company will select a reliable mover and pay for the following expenses in connection with the transportation of household goods and personal effect (excluding trees, livestock, valuable papers, negotiable securities, money and dangerous or inflammable articles) to the new location.

     -    Packing
     -    Transportation
     -    Unpacking
     -    Insurance, in the amounts customarily provided by carriers.

     The Company will make arrangements for movement to the new location of one automobile registered in the name of any member of the executive's family who will reside at the new location, and will pay the corresponding expenses for the insurance and transportation of such vehicles. Boats, trailers, recreational, or other bulky vehicles are excluded. If household goods have been moved and immediate possession of the new home cannot be obtained, the Company will pay for the storage of household goods for a period not exceeding . one hundred twenty days.

VIII.     TEMPORARY LIVING AND TRAVEL EXPENSES.

     A.   Temporary Living - Former Location

          If the executive must vacate his/her present home and must defer starting travel to the new location, the Company will pay the reasonable costs of meals and lodging for the executive and his/her family at the former location for a period of up to seven calendar days.


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    B.   Travel to New Location

         The Company will pay the travel and related expenses of the executive and his/her family to the new location by the most direct route. Included as travel expenses are any allowable expenses for the day immediately preceding the day of departure from the former location and allowable expenses for the day of arrival at the new location.

    C.   Temporary Living - New Location

         1.   Executive only:

         If the executive begins work at the new location before moving, the Company will arrange for and pay the reasonable cost of meals and lodging at the new location for up to ninety days, but not longer than two days after the arrival of furniture and household goods at the new home. Should special circumstances require a temporary living allowance for the Executive for more than ninety days, the Executive will discuss the issue with the Chairman/CEO and a reasonable accommodation will be made.

         2.   Family:

         Normally, it is expected that the executive's family will remain at the former location until housing is ready at the new location. However, if they must vacate the former location before that time, the Company will arrange for and pay the reasonable cost of meals and lodging at the new location for up to sixty days, but not longer than two days after the arrival of the furniture and household goods at the new home.

IX. NO SUBSTITUTION OF ALLOWANCES. The allowances stated in this policy are for specific purposes. An expense which exceeds the limits of one allowance cannot be claimed under another allowance. An expense for which no allowance is provided cannot be substituted for an allowed expense.

X. TIME LIMITATIONS. Except for the benefits provided under Section VII of this policy, no benefits will be granted for any expense incurred more than one year from the effective date of transfer to the new location.

XI. TAX ALLOWANCE. Reimbursement of certain relocation expenses is considered to be additional compensation to the executive for federal income tax purposes. Therefore, the Company is required to withhold income tax on such reimbursement to the extent that it exceeds the amount for which a deduction can be taken by the executive on his/her individual income tax return. To minimize the tax burden on the executive, the Company will, with respect to the nondeductible portion of the


                                         -A5-
         reimbursement, provide an additional amount as a tax allowance in accordance with the attached Tax Allowance Schedule. This allowance will be paid to the Government as additional Federal Income Tax withholding for the account of the executive. It will be included on the executive's W-2 as taxable compensation.

XII. MOVING EXPENSE REPORTING. Claims for reimbursement of moving expenses must be submitted to the Company within 90 days after household goods are delivered to the new location. Claims should be submitted on the Company Expense Reporting Form and referred to concerning reporting moving expenses.

         Normally, this reporting should be completed at one time. The claim must show all allowable moving expenses, and any temporary advances that the executive has received for moving expenses. Supporting documents must be attached to the claim.

         After necessary approvals of the claim, the executive will receive reimbursement for any balance due, plus a statement of reimbursement of relocation expenses, showing the treatment of the various expense categories for the standpoint of income tax make-up and withholding. This statement shows only the items reimbursed by the Company. It is possible to have other moving expenses which quality as a deduction which are not reimbursable by the Company.

         If temporary cash advances from the Company have exceeded the amount of reimbursable expenses, a check payable to the Company for any balance due the Company must accompany the claim for reimbursement of expenses.


                                         -A6-

                                      EXHIBIT B


                               Alamar Biosciences, Inc.
                                1995 Stock Option Plan

                                   [To be attached]

                           ADDENDUM TO EMPLOYMENT AGREEMENT


WHEREAS, AccuMed International, Inc. (hereinafter known as the Employer) and Norman J. Pressman (hereinafter known as the Executive) entered into an Employment Agreement on the 13th day of June, 1996.

WHEREAS the Employer and the Executive warrant and acknowledge that it would be in their mutual best interests to modify said agreement as it pertains to
Section 2.c (Compensation and Benefits - Stock Options) and Section 2.d (Hiring Bonus) as follows:

2.c.STOCK OPTIONS Paragraph Two shall be modified to read:
    The price of the first grant of 50,000 options, which is exercisable on July 8, 1996, the date the Executive commences employment, will be set at 100% of Fair Market Value ("FMV" being the NASDAQ closing price of the stock) of $6.25 a share of the common Stock of the Employer, and may be exercisable at not less than the grant price. The price of the remaining 200,000 options will be set at 100% of FMV ($6.25 a share) on July 8, 1996, the date the Executive commences employment.
    ALL OTHER TERMS AND CONDITIONS IN SECTION 2.c. SHALL REMAIN THE SAME.


2.d.HIRING BONUS First sentence of the Paragraph shall be modified to read:
    Employer shall grant the Executive 25,000 shares of the Employer's Common Stock at the FMV of $6.25 on the date the Executive commences employment (July 8, 1996). Said shares shall be delivered not later than thirty (30) days after Executive commences active employment.
    ALL OTHER TERMS AND CONDITIONS IN SECTION 2.d. SHALL REMAIN THE SAME.


The parties have read, understand and by virtue of their signatures below,
warrant their agreement with the modifications to the Agreement.   This Addendum
shall be incorporated into and made part of the Employment Agreement attached herein.



ACCUMED INTERNATIONAL, INC.            EXECUTIVE


/s/ Peter P. Gombrich                    /s/ Norman J. Pressman
- ----------------------------------      ---------------------------
Peter P. Gombrich, Chairman & CEO       Norman J. Pressman


 7/16/96                                 7/16/96
- --------------------------------        -------------------------
Date                                    Date